WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

EXHIBIT 10.1

                            PATENT PURCHASE AGREEMENT

     AGREEMENT dated as of May 9, 2000 between Repligen Corporation, a Delaware company with offices at 117 Fourth Ave., Needham, MA 02494 ("BUYER"), and Tolerance Therapeutics LLC, an Illinois limited liability company with offices at Suite 3N, 5490 South Shore Drive, Chicago, IL 60615 ("SELLER").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

     "ASSET REVERSION" means the reversion of all rights associated with the Purchased Asset from the Buyer back to the Seller pursuant to the terms and conditions of Section 2.02(c) of this Agreement

     "BLUESTONE" means Dr. Jeffrey Bluestone, a named inventor on the Patent Application.

     "CONVEYANCE DOCUMENTS" means (i) assignments of the Patent Applications in the Form attached hereto on EXHIBIT A and (ii) a Bill of Sale, in the form attached hereto as EXHIBIT B, conveying the Intellectual Property Rights from Seller to Buyer.

     "CLOSING" means the transaction in which the title to the Purchased Assets is transferred from Seller to Buyer and the Purchase Price is paid by Buyer to Seller.

     "CLOSING DATE" means the date of the Closing.

     "GOVERNMENTAL AUTHORITY" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office (the "PTO") and the U.S. National Institutes of Health.

     "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

     "INTELLECTUAL PROPERTY RIGHTS" means any and all rights owned by Seller outside of a Patent or Patent Application which may be required by Buyer to commercialize the rights claimed by a Patent or Patent Application.

     "PATENT OR PATENT APPLICATION" means U.S. Patent Application USSN 08/696,107, filed August 13, 1996, and any and all patent applications or continuation, continuation-in-part, or divisional applications which claim priority thereto, and any patents issuing from any of the foregoing, and any extensions, reissues, re-examinations, renewals, substitutions related to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, and all documentation, notes or other materials of Seller with respect to the foregoing (the "PATENT DOCUMENTATION")

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PURCHASED ASSETS" means a Patent or Patent Application and any Intellectual Property Rights.

     "SHARES" shall mean those shares of common stock of the Company issued by Buyer to Seller pursuant to the term and conditions of this Agreement.

     "VALID CLAIM" means a claim included in a Patent or Patent Application which is actively being prosecuted or which is included in an unexpired United States or foreign patent which issues from the Patent Application and which shall not have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision.

                                   ARTICLE II

                                PURCHASE AND SALE

     2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, all right, title and interest in and throughout the United States of America, its territories and all foreign countries, in and to the Purchased Assets.

     2.02. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Purchased Assets is as set forth below and shall be paid as follows:

     (a) Buyer shall deliver to Seller at the Closing * by check or wire transfer;

     (b) Buyer shall cause to be issued to Seller as soon as reasonably practicable after the Closing Date, Thirty Thousand (30,000) shares (as adjusted for any stock-splits, stock dividends and the like (after the date hereof up to the date of issuance) of common stock of Buyer; and

     (c) Subject to the terms herein, on or before the Contingent Payment Due Date (as defined herein), Buyer shall, in its sole discretion, either (i) deliver to Seller * by check or wire transfer (the "CONTINGENT PAYMENT") or (ii) convey all right, title and interest in and to the Purchased Assets to Seller in accordance with Section 6.02 hereunder. For purposes of this Agreement, the "CONTINGENT PAYMENT DUE DATE," shall mean the earlier of (i) declaration of interference by the Board of Appeals and Interferences of the U.S. Patent and Trademark Office which results indirectly or directly in Craig Thompson being named as an inventor on the Patent or Patent Application, (ii) the issuance of a U.S. patent covered by the Patent Application, (iii) the abandonment of the Patent Application, (iv) the settlement of matters relating to CTLA-4 between Buyer and Bristol Meyers Squibb and/or its Affiliates relating to the Patent Application or any patent issued from it, or (v) May 9, 2001.

     2.03. CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchased Assets hereunder shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 on May 9, 2000 at 10:00 a.m., eastern time, or at such other time or place as Buyer and Seller may agree. At the Closing,

     (a) Buyer shall pay the Purchase Price to Seller in accordance with the terms of Sections 2.02(a) and 2.02(b) herein.

     (b) Buyer and Seller shall execute and deliver the Conveyance Documents to which each is a party.

     (c) Buyer and Seller shall also execute and deliver all such other instruments, documents and certificates as may be reasonably requested by the other party that are necessary for the consummation at the Closing of the transactions contemplated by this Agreement.


* CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as otherwise provided herein, the Seller hereby represents and warrants to Buyer that:

     3.01. CORPORATE EXISTENCE AND POWER OF SELLER. Seller represents and warrants to Buyer that it is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     3.02. CORPORATE AND APPROPRIATE AUTHORIZATION. Seller represents and warrants to Buyer that the execution, delivery and performance by Seller of this Agreement and the Conveyance Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, are within Seller's legal powers and have been duly authorized by all necessary action on the part of Seller. Seller represents and warrants to Buyer that this Agreement and the Conveyance Documents have been duly executed and delivered and constitute valid and binding agreements of Seller.

     3.03. GOVERNMENTAL AUTHORIZATION. To the best of Seller's knowledge, the execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents do not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO and any other applicable Governmental Authority).

     3.04. NON-CONTRAVENTION OF SELLER. Seller represents and warrants to Buyer that the execution, delivery and performance by Seller of this Agreement and each of the Conveyance Documents does not and will not (i) contravene or conflict with the operating agreement or bylaws of Seller; (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Seller or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to either of Seller or the Purchased Assets which contravention, conflict or violation would have a material adverse effect on the Purchased Assets or their intended use; or (iv) result in the creation or imposition of any Lien on any Purchased Asset.

     3.05. TITLE TO PURCHASED ASSETS. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to each of the Purchased Assets, free and clear of all Liens.

     3.06. LITIGATION. With the sole exception of a notification of pending interference from the PTO, there is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received written notice, pending or, to the knowledge of Seller, threatened, before any governmental authority or arbitrator that has or could materially affect any Purchased Asset. Seller has not received written notice of any claims made by any Person with respect to, or any actions, suits or other proceedings relating to, any Purchased Assets which would have a material adverse effect on the proposed or intended use of the Purchased Assets.

     3.07. INTELLECTUAL PROPERTY. (a) There are no licenses, sublicenses or other agreements relating to a Patent or Patent Application or Intellectual Property.

     (b) Seller has clear title to each Patent or Patent Application currently issued or filed, including USSN 08/696,107. To its knowledge, Seller and each inventor listed in any Patent or Patent Application and the attorneys of record thereto have complied with the PTO duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of the Patent Applications. Seller has all necessary Patent Documentation underlying the specifications or claims in the Patent Application and all claims thereunder. All assignments from Bluestone to, as the case may be, Seller or to a predecessor in interest to Seller, have been executed and either recorded with the PTO or submitted to the PTO for the Patent Application.

     3.10. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.11. OTHER INFORMATION. Neither this Article 3 of this Agreement nor either of the exhibits appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.12. INVESTMENT. Seller represents and warrants to Buyer that it is acquiring the Shares, for investment purposes only, and not with a view to the sale, assignment, transfer or other distribution thereof, other than in compliance with the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Seller recognizes that the Shares have not been registered under the Securities Act, and agrees that it will not sell, assign, transfer, or otherwise distribute the Shares in violation of the Securities Act.

     3.13. INVESTIGATION. Seller represents and warrants to Buyer that it is able to bear the economic risk of loss of its investment in the Shares, has been granted the opportunity to make a thorough investigation of the affairs of Buyer, and has availed itself of such opportunity either directly or through its authorized representatives.

     3.14 RELIANCE BY SELLER. Seller represents and warrants to Buyer that it has been advised that the Shares have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Buyer, in issuing the Shares to the Seller, is relying upon, among other things, the representations and warranties of Seller contained in Sections 3.12-3.15 in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

     3.15 LEGENDS. Seller understands and agrees that each certificate representing the Shares delivered to Seller hereunder shall bear the legend substantially as follows:

          "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless the registration provisions of said Act have been complied with or unless in the opinion of counsel satisfactory to the Company both as to opinion and counsel compliance with such provisions is not required."

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Seller that:

     4.01. ORGANIZATION AND EXISTENCE. Buyer is a company duly incorporated, validly existing and in good standing under the laws of Delaware and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of Buyer.

     4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not require any action by or in respect of, or filing with, any Governmental Authority (other than the filing of patent assignments with the PTO).

     4.04. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Conveyance Documents to which it is a party does not and will not (i) contravene or conflict with the corporate charter or by-laws of Buyer, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or
(iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer.

     4.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the transactions contemplated by this Agreement.

     4.06. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby or would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

     4.07 OTHER INFORMATION. Article IV of this Agreement does not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading.

                                    ARTICLE V

                               COVENANTS OF SELLER

     5.01. CONFIDENTIALITY. Seller will hold, and will use reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or the Purchased Assets, which information shall be identified in writing as confidential or, if delivered orally, confirmed in writing as confidential within 30 days after delivery.

     5.02. ATTORNEY OF RECORD. As promptly as practicable after the Closing, but in any event within 30 days after the Closing, Seller shall take all necessary actions to name Peter Fasse, Esq., of Fish and Richardson, as attorney of record for the Patent Applications, provided that Buyer, at Buyer's expense, prepares and submits to Seller for execution the documents appropriate to effect the foregoing.

     5.03. PATENT DOCUMENTATION. Upon request of Buyer, Seller shall promptly deliver to Buyer a copy of all Patent Documentation.

     5.04. PUBLICITY. Seller covenants and agrees that the Seller will not issue any press releases or engage in any other publicity activities with respect to any information regarding or relating to this Agreement or any transactions related hereto, without the prior written consent of Buyer.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     6.01. DILIGENT MAINTENANCE OF PURCHASED ASSETS. For so long as Buyer holds title to the Patent Application, Buyer will use reasonable commercial efforts to prosecute the Patent Application, including litigating an interference proceeding, and to secure the issuance of those claims pending (with respect to such Patent Application) as of the Closing Date to the extent such claims are supported by the specification of the Patent Application. Buyer further will use reasonable commercial efforts to enforce and defend any patents which issue forth from the Patent Application.

     6.02. CONVEYANCE OF RIGHTS IN EVENT OF NON-PAYMENT OF CONTINGENT PAYMENT. Subject to the terms herein, Buyer hereby covenants and agrees to pay the Contingent Payment to Seller (a) no later than within 10 business days after May 9, 2001, or (b) if any events set forth in Section 2.02(c)(i) - 2.02(c)(iv) occur prior to May 9, 2001, within 10 business days of the date Buyer becomes aware (whether by notice of Seller or otherwise) of such Contingent Payment Due Date arising out of Sections 2.02(c)(i) - 2.02(c)(iv). In the event Buyer has elected to not make or has failed to make the Contingent Payment in accordance with the terms herein, Buyer will convey and deliver all instruments, documents, and certificates required by Seller to recover to the fullest extent possible, all right, title, and interest in and to the Purchased Assets.

     6.03. GRANT OF LICENSE IN THE EVENT OF NON-USE OF PURCHASED ASSETS. Buyer will use reasonable commercial efforts to commercially develop technology related to the Purchased Assets for so long as Buyer holds rights to the Purchased Assets, which commercial development may include the license or sale of rights to one or more third parties of the Purchased Assets. Buyer shall, upon request of Seller, provide written reports describing Buyer's efforts to commercially develop the property. Buyer, in its sole discretion, may elect to cease efforts to commercially develop technology related to the Purchased Assets, provided that such cessation of efforts must be documented and approved by the executive officers of Buyer. Buyer shall notify Seller of such election within thirty (30) days of such election. In the event of such an election and provided that Buyer has paid in full its Contingent Payment (if due) in accordance with the terms herein and has not previously granted rights to any unrelated third party to develop such technology, Buyer will grant to Seller a license to practice under the Purchased Assets in accordance with this Section
6.03 and Section 7.03. Such license to practice under the Purchased Assets shall be exclusive and able to be sublicensed by Seller, but Buyer shall retain the first right to prosecute, enforce and defend any patents and patent applications contained within the Purchased Assets. Buyer and Seller agree to enter into a separate agreement according to Section 7.03 herein which shall govern such license.

                                   ARTICLE VII

                          COVENANTS OF BUYER AND SELLER

     7.01. EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement; Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

     (b) Without limiting the foregoing, Seller further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for Buyer all right, title and interest in and to each of the Purchased Assets, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications; and preliminary or other statement or the giving of testimony in any interference or other proceeding in which the Purchased Assets or any applications or patent directed thereto or derived therefrom may be involved. Seller agrees (i) to provide such reasonable assistance to Buyer as Buyer may request in connection with the prosecution of the Patent Applications and any action against third parties claiming infringement of any of the Purchased Assets and
(ii) never to contest or assist any third party in contesting the validity or enforceability of any Valid Claim. However, Seller and its Affiliates may comply with any and all court orders (if requested) and provide testimony relating to any and all matters relating to the Purchased Assets in any proceeding, deposition, or trial, which testimony is believed to be factually correct by Seller or its Affiliates, without in any way being held to "contest or assist any third party in contesting the validity or enforcability of any Valid Claim." In the event that Dr. Jeff Bluestone, Mr. David Epstein or any other Affiliate of Seller is requested by Buyer to devote and does actually devote more than 4 days each (it being understood that four hours shall be considered a full day) to any prosecution, interference, or litigation relating to the Purchased Assets, that person shall be compensated for his time at the rate of Two Hundred Dollars ($200.00) per hour (if under four hours for any one day) or $1,600 per day, plus actual reasonable expenses, as approved in advance by Buyer. Further, upon request, Buyer shall provide legal counsel to represent Dr. Jeff Bluestone, Mr. David Epstein or any other Seller Affiliate in conjunction with the giving of written or oral testimony in regard to any prosecution, interference, or litigation relating to the Purchased Assets.

     (c) Seller hereby constitutes and appoints, effective as of the Closing upon payment of the Purchase Price, Buyer and its successors and assigns as the true and lawful attorney of such Seller with full power of substitution in the name of Buyer or in the name of such Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets, whether based on a claim arising prior to or after the Closing Date. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

     (d) Subject to Section 10.03 hereof, Buyer shall pay all expenses incurred by Seller from and after the Closing Date in complying with this Section 7.01 provided that such expenses are incurred at the request of Buyer or approved in advance by Buyer (which approval shall not be unreasonably withheld or delayed).

     7.02. CONFIDENTIALITY. Buyer and Seller agree not to disclose the terms of any agreement between them or directly or indirectly identify the other parties in a press release, news letter, electronic communication, shareholder letter or other public disclosure without prior permission except to the extent that the information is in the public domain or the disclosure is required by law or government agency. Notwithstanding the foregoing, the parties acknowledge that Buyer may issue a press release announcing the transactions contemplated by this Agreement after execution of this Agreement.

     7.03 FURTHER AGREEMENT. In the event that Buyer grants a license to Seller pursuant to Section 6.02, Buyer and Seller will enter an agreement which governs such license. The terms and conditions of such license not set forth in Section
6.02 shall be negotiated in good faith by the parties. Notwithstanding anything to the contrary herein, any royalty rates or royalty payments established under the license agreement entered into between Buyer and Seller pursuant to Section
6.02 and 7.03 herein shall be reasonably consistent with applicable industry standards and shall be the only license fees or related cash payments payable by Seller to Buyer thereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

     8.01. SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of two years except to the extent limited by Section 8.03; PROVIDED that the agreements in Articles V through VIII shall survive the Closing until the expiration of this Agreement pursuant to Article IX; provided further that
Section 6.02 and Article X shall survive any such termination of this Agreement. Notwithstanding anything to the contrary herein, Section 6.02 shall terminate and be of no further force or effect if Buyer pays to the Seller the Contingent Payment in full at anytime prior to or on the Contingent Payment Due Date.

     8.02. INDEMNIFICATION. (a) Subject to the limitations set forth in Section 8.03, Seller hereby indemnifies Buyer and Buyer's Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "LOSS") incurred or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement.

     (b) Subject to the terms herein, Buyer hereby indemnifies Seller and any of Seller's Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Seller or any of Seller's Affiliates arising out of:

          (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; or

          (ii) any product liability, adverse reactions or injury from the use of any product manufactured by or for Buyer or tested in a clinical study sponsored or licensed by Buyer which is covered by a Valid Claim.

     8.03. PROCEDURES; NO WAIVER; EXCLUSIVITY. The party seeking indemnification under Section 8.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; PROVIDED that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.02 for any settlement effected without its prior written consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; PROVIDED that such written consent may not be unreasonably withheld.

     After the Closing, subject to the terms herein, Section 8.02 will provide the exclusive remedy for Buyer for any misrepresentation, breach of warranty, covenant or other agreement by Seller or other claim by Buyer arising out of this Agreement or the transactions contemplated hereby.

     8.04. CERTAIN REMEDIES. Notwithstanding anything to the contrary herein, in the event that Seller has a claim against Buyer arising out of a material violation of the terms of Section 6.02(a) or 6.03 of this Agreement as to the Purchased Assets, and with respect only to Section 6.03, Buyer shall have failed to cure such material violation under section 6.03 ninety (90) days after written notice from Seller of such material violation, Seller's sole and exclusive remedy shall be to recover from Buyer the Purchased Assets. As to any other misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of any material violation of this Agreement by Buyer, Seller shall be entitled to any remedy available at law or in equity.

     8.05. LIMITATIONS OF LIABILITY. EXCEPT IN THE EVENT OF FRAUD, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

     8.06. FORCE MAJEURE. No party shall be liable for failure or delay in performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party so failing or delaying, including, without limitation, Acts of God, war, insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (a) promptly notify the other party in writing of any such event of force majeure, the expected duration thereof and its anticipated effect on the ability of such party to perform its obligations hereunder, and (b) make reasonable efforts to remedy any such event of force majeure.

                                   ARTICLE IX

                                   TERMINATION

     9.01. TERMINATION. This Agreement shall terminate upon either of i) the expiration of the last to expire Valid Claim, or ii) the receipt of written notification by Seller of Buyer's election not to pay in full the Contingent Payment by the Contingent Payment Due Date or (iii) the actual failure of Buyer to pay in full the Contingent Payment upon the occurrence of the Contingent Payment Due Date in accordance with the terms herein.

     9.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 9.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing with confirmed receipt of transmission) and shall be given,

     (a)  if to Buyer, to:

          Repligen Corporation
          117 Fourth Avenue
          Needham, MA  02494
          Attention:        Walter Herlihy
                            Daniel Witt
          Telecopy:         (781) 453-0048

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower
          125 High Street
          Boston, MA  02110
          Attention:        Lawrence S. Wittenberg, Esq.
          Telecopy:         (617) 248-7100

     (b)  if to Seller, to:

          Tolerance Therapeutics LLC
          Suite 3N
          5490 South Shore Drive
          Chicago, IL 60615
          Attention:  David Epstein

          Telecopy:  (773) 324-7071

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax prior to 4:00 p.m. EST or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01.

     10.02. AMENDMENTS; NO WAIVERS. (a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except to the extent expressly provided otherwise in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10.03. EXPENSES. All costs and expenses incurred in connection with the negotiation, preparation, execution or delivery of this Agreement shall be paid by the party incurring such cost or expense.

     10.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Agreement shall assign any rights under this Agreement to any party without the written consent of the other parties hereto except that nothing herein shall prohibit or restrict Buyer from assigning its rights and obligations hereunder to any Affiliate of Buyer.

     10.05. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts and the United States of America. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     10.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date of signature of the last party to sign this Agreement.

     10.07. ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, the Schedules and the Conveyance Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth or referred to herein has been made or relied upon by either party hereto. Neither of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     10.08. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     10.09 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this

Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                     [SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     REPLIGEN CORPORATION

                                     By: /s/ DANIEL P. WITT
                                         -----------------
                                     Name: Daniel P. Witt
                                     Title: VP Business Development
                                     Date: May 9, 2000

                                     TOLERANCE THERAPEUTICS LLC

                                     By: /s/DAVID EPSTEIN
                                         ---------------
                                     Name: DAVID EPSTEIN
                                     Title: Manager
                                     Date: May 9, 2000